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Exhibit 10.74

LIVANOVA PLC

Non-Employee DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of LivaNova PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. No Non-Employee Director shall have any rights hereunder, except with respect to equity awards granted pursuant to the Policy. This Policy shall become effective on July 1, 2017.
1.    Cash Compensation.
(a)    Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $110,000 for service on the Board.
(b)    Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:
(i)    Chairperson of the Board. A Non-Employee Director serving as the Chairperson of the Board shall receive an additional annual retainer of $75,000 for such service.
(ii)     Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $30,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $15,000 for such service.
(ii)    Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $8,000 for such service.
(iii)     Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $15,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $6,000 for such service.

(c)    Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be payable by the Company in advance each calendar quarter. In the event that a Non-Employee Director is initially appointed to the Board (the date of any such initial election or appointment, such Non-Employee Director’s “Start Date”) on any date other than the first day of a calendar quarter, such Non-Employee Director shall receive, on or as soon as practicable following such Non-Employee Director’s Start Date, a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days remaining from such Non-Employee Director’s Start Date until the end of the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter. The retainers will be paid after deduction of all applicable withholding taxes and social security contributions.
2.    Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2015 Incentive Award Plan or Sub-Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all grants of equity awards hereby are subject in all respects to the terms of the Equity Plan. At the discretion of the Company, the exercise of an award under the Equity Plan may be subject to the Non-Employee Director paying an exercise price per share under the award of a sum not less than the nominal value of each share.
(a)     Annual Awards.
(i)    Each Non-Employee Director, other than the Chairperson of the Board, who (A) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) and (B) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be granted restricted stock units with respect to ordinary shares of the Company with a fair market value of $110,000, based on the most recent closing price of the Company’s common stock on the NASDAQ Stock Market as of the date of such award (with the number of shares subject to such award subject to adjustment as provided in the Equity Plan).
(ii)    The Chairperson who (A) serves on the Board as of the date of any Annual Meeting and (B) will continue to serve as the Chairperson immediately following such Annual Meeting shall be granted, restricted stock units with respect to ordinary shares of the Company with a fair market value of $185,000, based on the most recent closing price of the Company’s common stock on the NASDAQ Stock Market as of the date of such award (with the number of shares subject to such award subject to adjustment as provided in the Equity Plan).
The awards described in this Section 2(a) shall be referred to as “Annual Awards.” The Board will approve all Annual Awards with an effective date of June 15 of each year. The Board may meet on or prior to June 15 without regard as to the Company’s possession or not of material non-public information and approve equity awards with an effective date on June 15.
(b) Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board on a date other than the date of an Annual Meeting shall be granted restricted stock units with respect to ordinary shares of the Company with a fair market value based on the most recent closing price of the Company’s common stock on the NASDAQ Stock Market on the date of such award, equal to the product of (A) the amount of the Annual Award for such Non-Employee Director set forth in Section 2(a) and (B) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the last Annual Meeting to occur prior to such Start Date and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (with the number of shares subject to such award subject to adjustment as provided in the Equity Plan).

The awards described in this Section 2(b) shall be referred to as “Initial Awards.” No Non-Employee Director shall be granted more than one Initial Award. The Board will approve all Initial Awards with an effective date of March 15, June 15, September 15 or December 15 of each year (each, a “Quarterly Grant Date”). The Board may meet on or prior to a Quarterly Grant Date without regard as to the Company’s possession or not of material non-public information and approve equity awards with an effective date on the Quarterly Grant Date.

(c)    Termination of Service of Employee Directors. Each member of the Board who is an employee of the Company or any parent or subsidiary of the Company whose employment with the Company and any parent or subsidiary of the Company is terminated but who remains on the Board (and becomes a Non-Employee Director) following such termination of employment will receive an Initial Award pursuant to Section 2(b) above on the date of his or her termination of employment (which shall be considered such Non-Employee Director’s Start Date for purposes of such Initial Award) and, to the extent that he or she is otherwise eligible, will receive, following such termination of employment, Annual Awards as described in Section 2(a) above.
(d)    Vesting of Awards Granted to Non-Employee Directors. Each Annual Award and each Initial Award shall vest on the the first anniversary of the date of grant. No portion of an Annual Award or Initial Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter. All of a Non-Employee Director’s Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

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